Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of SPACEHAB, Incorporated appearing in the Annual Report on Form 10-K of SPACEHAB, Incorporated for the fiscal year ended June 30, 2007.

/s/ PMB HELIN DONOVAN, LLP

Houston, Texas

June 17, 2008